Exhibit 10.7

[●], 2022

Redwoods Acquisition Corp.
1115 Broadway, 12th Floor

New York, NY 10010

Ladies and Gentlemen:

Redwoods Acquisition Corp. (the “Company”), a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (“Registration Statement”).

The undersigned hereby commits that it will purchase 100,000 units of the Company (“Placement Units”), each Placement Unit consisting of one share of common stock of the Company, $0.0001 par value (the “Common Stock”), one warrant entitling its holder to purchase one-half (1/2) of one share of Common Stock and one right to receive one-tenth (1/10) of one share of Common Stock upon the consummation of an initial Business Combination, at $10.00 per Placement Unit, for a purchase price of $1,000,000 (the “Placement Unit Purchase Price”).

The undersigned hereby agrees that it will purchase an additional amount of units of the Company (“Over-Allotment Units”), up to a maximum of 15,000 Over-Allotment Units, or a maximum purchase price of $150,000 (“Over-Allotment Unit Purchase Price,” together with the Placement Unit Purchase Price, the “Purchase Price”), in the event that the underwriters in the IPO exercise their over-allotment option, such that the amount held in the trust account (as described in the Registration Statement, the “Trust Account”) does not fall below $10.10 per share for each share of Common Stock sold in the IPO.

The consummation of the purchase and issuance of the Placement Units shall occur simultaneously with the consummation of the IPO and the consummation of the purchase and issuance of the Over-Allotment Units shall occur simultaneously with the closing of any exercise of the over-allotment option related to the IPO.

The Placement Units and Over-Allotment Units will be identical to the units to be sold by the Company in the IPO, except as described in the Registration Statement. Additionally, the undersigned agrees:

●	to vote the shares of Common Stock included in the Placement Units and Over-Allotment Units in favor of any proposed Business Combination;

●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s shares of Common Stock sold in the IPO if the Company does not complete an initial Business Combination within 12 months from the closing of the IPO (or up to 18 months, as applicable), unless the Company provides the holders of shares of Common Stock underlying the units sold in the IPO with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Account, including interest earned on Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes, divided by the number of then outstanding shares of Common Stock underlying the units sold in the IPO;

●	not to convert any shares of Common Stock included in the Placement Units and Over-Allotment Units into the right to receive cash from the Trust Account in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Certificate of Incorporation, and not to tender any shares of Common Stock included in the Placement Units and Over-Allotment Units in connection with a tender offer conducted prior to the closing of a Business Combination;

●	that the undersigned will not participate in any liquidation distribution with respect to the Placement Units and Over-Allotment Units or any underlying securities (but will participate in liquidation distributions with respect to any units or shares of Common Stock purchased by the undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination;

●	that the Placement Units, Over-Allotment Units and underlying securities will not be transferable until after the consummation of a Business Combination except (i) to the Company’s pre-IPO shareholders, or to the Company’s officers, directors, advisors and employees, (ii) transfers to the undersigned’s affiliates or its members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) by private sales made at prices no greater than the price at which the Placement Units were originally purchased or (vii) to the Company for cancellation in connection with the consummation of a Business Combination, in each case (except for clause vii) where the transferee agrees to the terms of the transfer restrictions; and

●	the Placement Units and Over-Allotment Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned acknowledges and agrees that the purchaser of the Placement Units and Over-Allotment Units will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to an insider letter agreement.

The undersigned hereby represents and warrants that:

(a)	it has been advised that the Placement Units and Over-Allotment Units have not been registered under the Securities Act;

(b)	it will be acquiring the Placement Units and Over-Allotment Units for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Placement Units and Over-Allotment Units in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter agreement and any documents contemplated herein or needed to consummate the transactions contemplated in this letter agreement; and

(h)	this letter agreement constitutes its legal, valid and binding obligation, and is enforceable against it.

The undersigned agrees that, in accordance with FINRA Rule 5110(e)(1), it will not sell, transfer, assign, pledge or hypothecate in whole or in part any Placement Units, shares of Common Stock, warrants and rights underlying the Placement Units, or shares of Common Stock that are issuable pursuant to the warrants or rights included in the Placement Units (in whole or in part) or any interest herein, or subject any such securities to any hedging, short sale, derivative or put or call transaction that would result in the economic disposition of such securities, for a lock-up period of 180 days following the effective date of the Registration Statement or the commencement of sales in the IPO to anyone other than (i) an underwriter or a selected dealer participating in the IPO or (ii) any officer or partner, registered person or affiliate of any such underwriter or selected dealer. Additionally, pursuant to FINRA Rule 5110(g)(8)(A), the warrants underlying the Placement Units may not be exercised beyond the fifth anniversary of the effective date of the Registration Statement. Further, certain registration rights have been provided with respect to the Placement Units purchased by the undersigned and other holders, which registration rights will at all times be in compliance with FINRA Rule 5110(g)(8)(B)-(D).

[Signature Page Follows]

This letter agreement constitutes the entire agreement between the undersigned and the Company with respect to the purchase of the Placement Units and Over-Allotment Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

Very truly yours,

Chardan Capital Markets, LLC

By:
Name:	George Kaufman
Title:	Managing Director

Accepted and Agreed:

REDWOODS ACQUISITION CORP.

By:
	Name:	Jiande Chen
	Title:	Chief Executive Officer

Signature Page to Private Placement Units Subscription Agreement